Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205441) pertaining to the 2007 Stock Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Natera, Inc. of our report dated March 23, 2016, with respect to the consolidated financial statements of Natera, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 23, 2016